Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings

Participating Funds

U.S. Registered Funds (Name of Fund, Aladdin Ticker):
Transamerica Partners Balanced Portfolio  (TRANS-CORE)
BlackRock Balanced Capital VI Fund (FI)   (BVI_F)
BlackRock Total Return V.I. Portfolio (Ins - Var Ser)  (BVA-BF)
AZL Enhanced Bond Index Fund   (AZ-CORE)
BLACKROCK LONG DURATION BOND PORTFOLIO   (BR-LONG)
Transamerica Partners Core Bond   (DIA-CORE)
Metropolitan Series BlackRock Diversified Portfolio
(Core PLUS Bond)   (METD_B)
Multimanager Core Bond Portfolio   (AXA-VIP)
Transamerica Multi-Managed Balanced Portfolio   (TA-CORE)
Transamerica Multi-Managed Balanced Portfolio VP   (TAP-CORE)
BlackRock Core Bond Portfolio   (BR-CORE)
BlackRock Balanced Capital Portfolio (FI) (Ins - Series)
(BCS_F)
BlackRock Total Return Portfolio (Ins - Series)   (BVA-TR)
BlackRock Strategic Income Opportunities Portfolio (BR-SIP) Metropolitan Series BlackRock Bond Income Portfolio
(MET-BI)
Master Total Return Portfolio of Master Bond LLC   (MF-BOND)


The Offering

Key Characteristics (Complete ALL Fields)

Date of
Offering
Commencement:
12-13-2012

Security Type:
BND/CORP

Issuer
Teva Pharmaceutical Finance Company B.V.
(2022)

Selling Underwriter
Barclays Capital Inc.

Affiliated
Underwriter(s)
[x] PNC
[ ] Other:

List of
Underwriter(s)
Barclays Capital Inc., Goldman, Sachs &
Co., J.P. Morgan Securities LLC, Morgan
Stanley & Co. LLC, BNP Paribas
Securities Corp., Citigroup Global
Markets Inc., HSBC Securities (USA)
Inc., DNB Markets, Inc., Mitsubishi UFJ
Securities (USA), Inc., Mizuho
Securities USA Inc., PNC Capital
Markets LLC, RBC Capital Markets, LLC,
SMBC Nikko Capital Markets Limited,
Credit Suisse Securities (USA) LLC

Transaction Details

Date of Purchase
12-13-2012

Purchase
Price/Share
(per share / % of par)
$99.802

Total
Commission,
Spread or
Profit
0.450%

1.	Aggregate Principal Amount
Purchased (a+b)
$103,200,000
a.US Registered Funds
(Appendix attached with
individual Fund/Client purchase)
$30,390,000
b.Other BlackRock Clients
$72,810,000

2.	Aggregate Principal Amount of
Offering
$1,300,000,000

Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25
(unless securities are Government
Securities)
0.07938

Legal Requirements

Offering Type (check ONE)

The securities fall into one of the following transaction types (see Definitions):
[x] U.S. Registered Public Offering[Issuer must have 3 years of continuous operations]
[ ] Eligible Rule 144A Offering[Issuer must have 3 years of continuous operations]
[ ] Eligible Municipal Securities[Issuer must have 3 years of continuous operations]
[ ] Eligible Foreign Offering[Issuer must have 3 years of continuous operations]
[ ] Government Securities Offering

Timing and Price (check ONE or BOTH)
[x] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
[x]  YES
[ ]  NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
[x]  YES
[ ]  NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.



Completed by:
Dillip Behera                   Date: 12-17-2012
Global Syndicate Team Member


Approved by:
Yesenia Peluso                  Date:  12-17-2012